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                                                              EXHIBIT 23.8

                     CONSENT OF HAMBRECHT & QUIST LLC

  We hereby consent to the inclusion of our opinion letter dated May 19, 1997 to the Board of Directors of Renaissance Solutions, Inc. as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Rain Acquisition Corp., a wholly-owned subsidiary of The Registry, Inc. with and into Renaissance Solutions, Inc. and to the references to such opinion in the Joint Proxy Statement/Prospectus under the captions "Summary--Opinions of Financial Advisors," and "The Merger--Opinion of Renaissance's Financial Advisor." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          Hambrecht & Quist LLC

                                          By: /s/David Golden
                                            ---------------------------------

                                             David Golden

                                             Managing Director